November 23, 2011

METROPOLITAN SERIES FUND, INC.

501 Boylston Street

Boston, Massachusetts 02116

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as Maryland counsel to Metropolitan Series Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form N-14 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), including the joint Prospectus/Proxy Statement included therein (the “Prospectus”), of the offering by the Company of shares (the “Shares”) of Class A MetLife Stock Index Portfolio, $.01 par value per share, a series of shares of stock of the Company (the “Index Portfolio”), to be issued pursuant to the terms of an Agreement and Plan of Reorganization, in the form attached as Appendix A to the Prospectus (the “Reorganization Plan”), by and among the Company, on behalf of the Index Portfolio, and Met Investors Series Trust, a Delaware statutory trust (“MIST”), on behalf of Batterymarch Growth and Income Portfolio, a series of shares of stock of MIST (the “Batterymarch Portfolio”), and, solely with respect to paragraph 9.2 of the Reorganization Plan, MetLife Advisers, LLC. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The charter of the Company, as amended, corrected and supplemented to date (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Amended and Restated Bylaws of the Company (the “By-Laws”), certified as of the date hereof by an Assistant Secretary of the Company;

3. Resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted at meetings on November 16 and 17, 2011, relating to the authorization and approval of the execution, delivery and performance by the Company of the Reorganization Plan, the issuance of the Shares pursuant thereto and the filing of the Registration Statement (the “Board Resolutions”), certified as of the date hereof by an Assistant Secretary of the Company;

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METROPOLITAN SERIES FUND, INC.

November 23, 2011

4. The Reorganization Plan, in the form attached to the Prospectus as Appendix A;

5. The Registration Statement, in the form in which it was transmitted to the Commission under the Securities Act;

6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

7. A certificate executed by Michael P. Lawlor, an Assistant Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The sale of substantially all of the assets of the Batterymarch Portfolio pursuant to the Reorganization Plan will have been approved by the shareholders of the Batterymarch Portfolio as described in the Registration Statement.

6. The Reorganization Plan will be executed and delivered by the parties thereto.

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METROPOLITAN SERIES FUND, INC.

November 23, 2011

7. The issuance of the Shares will not result in the Company issuing shares in excess of the number of shares of any class or series of the Company authorized by the Charter at the time of issuance of the Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Shares as contemplated by the Board Resolutions and the Reorganization Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. A copy of this opinion may be delivered to Ropes & Gray , LLP, counsel to the Company, and such entity may rely on this opinion as if it were addressed to it solely for purposes of rendering its opinion to the Commission in connection with the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

FOLEY & LARDNER LLP

/FOLEY & LARDNER LLP/

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